Exhibit 99.1

Tekelec Announces Preliminary Third Quarter 2011 Results and

Release Date for Third Quarter Earnings

•	Stronger than expected preliminary third quarter 2011 revenues and earnings

•	Received a $20 million Diameter Signaling Router related order, the largest Diameter Signaling Router order in the Company’s history

•	Expects to increase guidance ranges for the year on the November 9, 2011 earnings call

MORRISVILLE, N.C. — October 19, 2011 — Tekelec (NASDAQ: TKLC), the mobile broadband solutions company, issued preliminary third quarter 2011 results and announced it plans to release final financial results for third quarter 2011 on November 9, 2011 before market open.

Preliminary Third Quarter 2011 Results

The Company expects orders will be between $66 million and $68 million for the third quarter of 2011, resulting in a range of $201 million to $203 million for the nine months ended September 30, 2011. The Company received a Diameter Signaling Router (“DSR”) related order in the amount of approximately $20 million in early October which was previously expected to be received in the third quarter. This order represents the single largest Broadband Network Solutions order in the Company’s history and the Company believes it demonstrates the continued traction the Company’s products are gaining in the early adoption phase of DSR technology.

Revenues for the third quarter 2011 are expected to be between $103 million and $106 million, bringing the total revenues for the nine months ended September 30, 2011 to between $307 million and $310 million. Due to higher than expected “book-ship” Eagle 5 revenue, the Company expects non-GAAP gross margins for the third quarter 2011 to be in the 67%-68% range and GAAP gross margins for the third quarter to be in the range of 59%-60%.

The Company expects non-GAAP earnings per share to range between $0.16 and $0.20 per diluted share for the third quarter 2011, and $0.33 to $0.37 per diluted share for the nine months ended September 30, 2011. The Company expects GAAP earnings per share to range between a loss of $0.01 per share and a profit of $0.03 per diluted share for the third quarter 2011 and a loss of $0.34 to a loss of $0.30 per share for the nine months ended September 30, 2011.

The Company ended the third quarter of 2011 with $270 million in cash and no debt. The Company generated $10 million to $13 million of cash flows from operations in the third quarter of 2011 and $58 million to $61 million of cash flows from operations as of the nine months ended September 30, 2011.

Because financial statements for the third quarter and nine months ended 2011 are not yet available, these third quarter and nine month estimates are preliminary, unaudited, subject to completion, reflective of the Company’s current best estimates and may be revised as a result of management’s further review. During the course of the preparation of consolidated financial statements and related notes, the Company may identify items that would require material adjustments to the preliminary financial information presented above.

5200 Paramount Parkway, Morrisville, N.C., USA 27560   TEL +1.919.460.5500   FAX +1.919.460.0877

Based on the Company’s year-to-date financial performance through September 30, 2011 and current expectations for the fourth quarter of 2011, the Company expects that on November 9, 2011 it will raise both the bottom and top ends of the full year guidance ranges for revenues, gross margins, earnings and cash flows from operations.

The previous guidance provided by the Company on August 4, 2011 is presented in the table below:

2011 Previous Guidance as of August 4, 2011
Revenues (Millions)	$360 - $400

Non-GAAP Gross Margin % *	59% - 62%

Non-GAAP Diluted EPS **	$0.22 - $0.32

GAAP EPS	($0.58) - ($0.48)

*	Of the adjustments listed below, approximately $2 Million of stock-based compensation and $27 Million of amortization of intangibles will impact GAAP gross margins.
**	Non-GAAP guidance excludes an estimated $10 Million, of stock-based compensation, $38 Million of amortization of intangible assets and acquisition-related expenses, and $26 Million of restructuring charges. Each of these, net of the associated tax impact, are included in GAAP EPS. The estimated net tax impact of the GAAP adjustments is $24 Million.

Conference Call

Tekelec has scheduled a conference call for Wednesday, November 9, 2011 at 8 a.m. ET for management to discuss its third quarter 2011 results. The Company also plans to provide both GAAP and non-GAAP numbers (including GAAP reconciliations) on its website immediately prior to the call, and to discuss during this call certain forward-looking information concerning management’s outlook for the business.

“Live” Webcast and Replay

Tekelec will host a live webcast of its conference call on Wednesday, November 9, 2011, at 8 a.m. ET. To access the webcast, visit Tekelec’s website located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 11 a.m. ET on November 9, 2011 and for 90 days thereafter.

Telephone Replay

A telephone replay of the call also will be available for one week after the live webcast by calling either (855) 859-2056 or (404) 537-3406 and entering the conference ID #20072653.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures to (i) evaluate financial results, (ii) manage the Company’s operations, and (iii) establish operational goals. Further, non-GAAP measures

5200 Paramount Parkway, Morrisville, N.C., USA 27560   TEL +1.919.460.5500   FAX +1.919.460.0877

are utilized by the Company’s management and board of directors to assist in determining incentive compensation and evaluating key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.

Forward-Looking Statements

Certain statements made in this press release, including expected third quarter results and expected changes to 2011 Guidance, are forward-looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2010 Form 10-K, 2011 First and Second Quarter Forms 10-Q and its other filings with the Securities and Exchange Commission, changes resulting from management’s further review of operational and financial results, customary financial close processes and the completion of the final financial statements, the rate and size of decline in demand for our older SS7-based products from which we still derive a substantial portion of our revenues; the effects on our revenue performance of our year-over-year decline in orders in 2010 and the increasing portion of our orders that are for newer products with longer order-to-revenue conversion cycles and lower margins on initial sales; our increasing dependence on next generation products with which we have less experience forecasting, building, and selling and for which the markets are less mature and more subject to demand and technology changes and increased competition; the effects of an increase in cost associated with selling our next-generation products including the cost associated with customer trials and lab systems, the risk that we may experience detrimental effects, such as employee distraction and litigation, from our 2011 restructuring activities, or may not realize the benefits of such activities, including as a result of delays resulting from the Company’s complying with and undertaking, or its noncompliance with, any necessary individual and collective employee information and consultation obligations; the difficulty we may have in transitioning from a hardware-centric to a software-centric business; any adverse outcome from or effects of the securities litigations we currently have filed against us or other current or threatened litigation; the current or further detrimental changes in general economic, social, or political conditions in the countries in which we operate including the impact of credit availability and other economic factors on overall capital spending by our customers and resulting pressure on us to lower our prices; our ability to compete with other manufacturers that have lower cost bases than ours, are partially supported by foreign governments, and/or employ unfair trade practices; risks related to our international sales, markets and operations, including but not limited to: import regulations, limited intellectual property protection (including protection of our software source code), increased costs and potential liabilities related to compliance with current and future security provisions in customer contracts and regulations, and security, access, and other regulatory requirements imposed by governments, including in particular the government of India; exposure to increased bad debt expense and product and service disputes as a result of general economic conditions; the timeliness and functional competitiveness of our product releases, the timing and size of any increase in demand for our performance management, SIP, Diameter, policy and subscriber database products; the risk of infringing on, and litigating with others regarding their, intellectual property rights; the timing of our recognition of revenues; the extent to which any customer outsourcing to our competitors or supplier consolidation increases the influence of competitors on our customers’ purchases; our ability to protect intellectual property rights; our ability to maintain OEM, partner, reseller, and vendor support and supply relationships; and changes in the market price of the Company’s common stock. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

5200 Paramount Parkway, Morrisville, N.C., USA 27560   TEL +1.919.460.5500   FAX +1.919.460.0877

About Tekelec

Tekelec connects people and devices to the mobile Internet. Our portfolio’s unique layer of network intelligence allows service providers to both manage and monetize the exponential growth in mobile web, video and applications traffic. Tekelec has more than 25 offices around the world serving customers in more than 100 countries. For more information, please visit www.tekelec.com.

Contact:

Kyle Macemore | Vice President Finance and Investor Relations

(o) +1.919.380.6148 | kyle.macemore@tekelec.com

5200 Paramount Parkway, Morrisville, N.C., USA 27560   TEL +1.919.460.5500   FAX +1.919.460.0877

TEKELEC PRELIMINARY ACTUAL RESULTS (UNAUDITED)

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

for the Three Months Ended September 30, 2011

	Low		High
	Amount	% of revenues	Amount	% of revenues
	(Thousands, except percentages)
Revenues	$103,000		$106,000

Gross margins	$60,500	59%	$63,500	60%
Adjustments:(6)
Amortization of intangible assets(1)	8,100	8%	8,100	8%
Stock-Based Compensation(2)	200	0%	200	0%

Non-GAAP gross margins	$68,865	67%	$71,800	68%

	Low		High
	Amount	% of revenues	Amount	% of revenues
	(Thousands, except percentages)
Operating income (loss)	$1,165	1%	$5,100	5%
Adjustments:(6)
Amortization of intangible assets(1)	9,850	10%	9,850	9%
Stock-Based Compensation(2)	2,500	2%	2,500	2%
Acquisition related cash bonus(3)	325	0%	325	0%
Restructuring and other(4)	4,000	4%	4,000	4%

Non-GAAP operating margin	$17,840	17%	$21,775	21%

	Low		High
	Amount	per diluted share	Amount	per diluted share
	(Thousands, except per share data)
Net income (loss)	$(608)	$(0.01)	$1,950	$0.03
Adjustments:(6)
Amortization of intangible assets(1)	9,850	0.14	9,850	0.14
Stock-Based Compensation(2)	2,500	0.04	2,500	0.04
Acquisition related cash bonus(3)	325	0.00	325	0.00
Restructuring and other(4)	4,000	0.06	4,000	0.06
Provision for (benefit from) income taxes(5)	(4,800)	(0.07)	(4,800)	(0.07)

Non-GAAP net income	$11,267	$0.16	$13,825	$0.20

Weighted average number of shares outstanding:
Basic		69,215		69,215
Diluted		69,333		69,333

(1)	The adjustments represent the amortization of purchased technology and other intangibles related to acquired companies.
(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units or stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.
(3)	The 2011 adjustment represents consideration payable to former Camiant employees for options not assumed in the merger.
(4)	The adjustment represents the elimination of the costs associated with our restructuring activities.
(5)	The adjustment represents the income tax effect of footnotes (1), (2), (3), and (4) in order to reflect our non-GAAP effective tax rate of 33%.
(6)	Adjustments are point estimates and actual results may vary from these point estimates.

5200 Paramount Parkway, Morrisville, N.C., USA 27560   TEL +1.919.460.5500   FAX +1.919.460.0877

TEKELEC PRELIMINARY ACTUAL RESULTS (UNAUDITED)

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

for the Nine Months Ended September 30, 2011

	Low		High
	Amount	% of revenues	Amount	% of revenues
	(Thousands, except percentages)
Revenues	$307,000		$310,000

Gross margins	$169,000	55%	$172,000	55%
Adjustments:(6)
Amortization of intangible assets(1)	23,042	8%	23,042	7%
Stock-Based Compensation(2)	779	0%	779	0%
Acquisition related cash bonus(3)	107	0%	107	0%

Non-GAAP gross margins	$192,928	63%	$195,928	63%

	Low		High
	Amount	% of revenues	Amount	% of revenues
	(Thousands, except percentages)
Operating income (loss)	$(30,000)	-10%	$(26,000)	-8%
Adjustments:(6)
Amortization of intangible assets(1)	28,342	9%	28,342	9%
Stock-Based Compensation(2)	7,833	3%	7,833	3%
Acquisition related cash bonus(3)	1,017	0%	1,017	0%
Restructuring and other(4)	27,341	9%	27,341	9%

Non-GAAP operating margin	$34,533	11%	$38,533	12%

	Low		High
	Amount	per diluted share	Amount	per diluted share
	(Thousands, except per share data)
Net income (loss)	$(23,250)	$(0.34)	$(20,500)	$(0.30)
Adjustments:(6)
Amortization of intangible assets(1)	28,342	0.41	28,342	0.41
Stock-Based Compensation(2)	7,833	0.11	7,833	0.11
Acquisition related cash bonus(3)	1,017	0.01	1,017	0.01
Restructuring and other(4)	27,341	0.39	27,341	0.39
Provision for (benefit from) income taxes(5)	(18,728)	(0.27)	(18,728)	(0.27)

Non-GAAP net income	$22,555	$0.33	$25,305	$0.37

Weighted average number of shares outstanding:
Basic		69,013		69,013
Diluted		69,223		69,223

(1)	The adjustments represent the amortization of purchased technology and other intangibles related to acquired companies.
(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units or stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.
(3)	The 2011 adjustment represents consideration payable to former Camiant employees for options not assumed in the merger.
(4)	The adjustment represents the elimination of the costs associated with our restructuring activities.
(5)	The adjustment represents the income tax effect of footnotes (1), (2), (3), and (4) in order to reflect our non-GAAP effective tax rate of 30%.
(6)	Adjustments are point estimates and actual results may vary from these point estimates.

5200 Paramount Parkway, Morrisville, N.C., USA 27560   TEL +1.919.460.5500   FAX +1.919.460.0877